Exhibit 24.1
POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints Fred Kornberg, Michael D. Porcelain and Jerome Kapelus, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her own name, place and stead, in any and all capacities to sign a Registration Statement on Form S-4 relating to the issuance of the registrant’s common stock in connection with the merger of a wholly owned subsidiary of the registrant with and into CPI International, Inc. and any and all amendments (including post-effective amendments and other amendments thereto) to such Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing as he could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall not revoke any powers of attorney previously executed by the undersigned. This Power of Attorney shall not be revoked by any subsequent power of attorney that the undersigned may execute, unless such subsequent power of attorney specifically provides that it revokes this Power of Attorney by referring to the date of the undersigned’s execution of this Power of Attorney. For the avoidance of doubt, whenever two or more powers of attorney granting the powers specified herein are valid, the agents appointed on each shall act separately unless otherwise specified.
     IN WITNESS WHEREOF, I have executed this power of attorney as of the execution date specified below.

Signature	Title	Execution Date

Chairman of the Board, Chief
/s/ Fred Kornberg	Executive Officer and President	June 21, 2010
Fred Kornberg

/s/ Richard L. Goldberg	Director	June 21, 2010
Richard L. Goldberg

/s/ Edwin Kantor	Director	June 21, 2010
Edwin Kantor

/s/ Ira Kaplan	Director	June 21, 2010
Ira Kaplan

/s/ Gerard R. Nocita	Director	June 21, 2010
Gerard R. Nocita

/s/ Robert G. Paul	Director	June 21, 2010
Robert G. Paul